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                                                                    EXHIBIT 23.5

              [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


        In connection with the Registration Statement on Form S-4 (the "Registration Statement") of The Meridian Resource Corporation (the "Company"), we hereby consent to the incorporation into the Registration Statement of our reserve reports dated February 19, 1997, related to the estimated quantities of the Company proved reserves of oil and gas and the related estimates of future net revenues and present values thereof for certain periods, included therein, as well as in the Notes to the Consolidated Financial Statements of the Company, Incorporated by reference or included therein. We also consent to the reference to us under the heading of "Experts" in the Registration Statement.

                                        /s/ RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS
August 11, 1997